UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OPKO Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2402409
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	Nasdaq Global Market of The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed by OPKO Health, Inc., a Delaware corporation (the “Registrant”), in connection with the registration of its Common Stock, par value $0.01 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of its Common Stock to the Nasdaq Global Market of The Nasdaq Stock Market LLC. The Common Stock had previously been registered and listed on the New York Stock Exchange under Section 12(b) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Stock to be registered see the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 2, 2013 and incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OPKO Health, Inc.

Date: June 23, 2016	By:	/s/ Adam Logal
Name: Adam Logal
Title: Senior Vice President – Chief Financial Officer